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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2005

MAGNA ENTERTAINMENT CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of the Registrant appointed W. Thomas Hodgson, age 52, to its Board of Directors, and as President and Chief Executive Officer of the Registrant effective March 8, 2005. Mr. Hodgson succeeds Jim McAlpine, who was appointed Vice-Chairman, Corporate Development of the Registrant. Mr. McAlpine will also continue to serve as a member the Registrant's Board of Directors.

Mr. Hodgson initially joined the Board of Directors of MI Developments Inc. ("MID"), the Registrant's parent company, in September, 2004, and since then has also been working as a consultant to MID. Mr. Hodgson resigned his position as a Director of MID effective March 8, 2005.

Previously, Mr. Hodgson was President of Strategic Analysis Corporation from November 2002 until March 2005. Prior to that, Mr. Hodgson was a consultant to the Chief Executive Officer of IDEAGlobal Ltd. from October 2001 to September 2002. From November 1999 to September 2001, Mr. Hodgson was Executive Vice President and Chief Operating Officer and then President and Chief Executive Officer at GlobalNetFinancial.com.

Pursuant to Mr. Hodgson's employment arrangement with the Registrant, Mr. Hodgson will (i) be paid an annual base salary of $300,000 plus a guaranteed bonus of $200,000 for 2005, (ii) be granted options to purchase 100,000 shares of the Registrant's Class A Subordinate Voting Stock under the Registrant's Long Term Incentive Plan and (iii) be entitled to severance equal to one year of annual salary in the event he is terminated by the Registrant without cause.

A copy of the Registrant's press release announcing these changes are set forth at Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

99.1    Press Release dated March 8, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
March 11, 2005	by:	/s/ BLAKE TOHANA Blake Tohana, Executive Vice-President and Chief Financial Officer

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SIGNATURES